Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 Registration Statement (No. 333-175162) of Exelon Corporation of our report dated February 29, 2012 relating to the financial statements of Baltimore Gas and Electric Company, which appears in the Current Report on Form 8-K/A of Exelon Corporation filed May 25, 2012.

Baltimore, Maryland

June 26, 2012